Exhibit 10.23

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of the date set forth on the signature page hereto by and between the member of The Bermuda Stock Exchange as set forth on the signature page hereto (the “Member”), and Miami International Holdings, Inc., a Delaware corporation (the “Company”) (each, a “Party”, together “Parties”).

WHEREAS the Member is the registered owner of the number of shares of capital stock issued by The Bermuda Stock Exchange, a body corporate incorporated in Bermuda pursuant to The Bermuda Stock Exchange Company Act, 1992, as amended (the “BSX”), as set forth in Schedule A hereto (each, a “BSX Share” and collectively, the “BSX Shares”);

WHEREAS the Company is a Delaware corporation in the business of owning and operating nationally licensed securities exchanges;

WHEREAS the Company is seeking to acquire the BSX Shares; and

WHEREAS the Parties desire that the Company acquire the BSX Shares in exchange for the US$ payment set forth in Schedule A hereto upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the Parties agree as follows:

1.            Transfer of Securities.

(a)            Transfer. On the terms and subject to the conditions set forth in this Agreement, at the Closing the Member will sell, convey, transfer and assign to the Company, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description, and the Company will purchase and accept from the Member, all of the BSX Shares in the amount held by the Member as set forth in Schedule A hereto at a rate of US$9.50 per BSX Share (the “Cash Payment” and such Cash Payment for the BSX Shares, the “Purchase”).

(b)            Closing. The closing of the Purchase (the “Closing”) shall occur on the third Business Day following the date upon which: (i) the Bermuda Monetary Authority (the “BMA”) shall issue formal approval in writing of the transfer of the BSX Shares as and to the extent required; and (ii) such other consents required by the Bye-Laws of the BSX or other applicable governance documents of the BSX are obtained (the “Consents”). The Closing will take place at 10:00 a.m. Eastern Time at the offices of Gallagher, Briody & Butler located at 116 Village Boulevard, Suite 310, Princeton, New Jersey 08540, or at such other date, time and place or in such manner as may be otherwise agreed upon by the Parties. For purposes of this Agreement, a “Business Day” means any day except any Saturday, any Sunday, any day which is a legal holiday in the United States or Bermuda or any day on which banking institutions in the State of New Jersey or the country of Bermuda are authorized or required by law or other governmental action to close.

(c)            Closing Documents. At the Closing:

(i)            The Member shall deliver to the Company, in form and substance reasonably satisfactory to the Company, a certificate or certificates evidencing the BSX Shares held by the Member, with executed share transfer form(s), in accordance with Schedule A hereto; and

(ii)            The Company shall deliver to the Member, confirmation of the Cash Payment, in form and substance reasonably satisfactory to the Member; in accordance with Schedule A hereto.

(iii)            In addition to the foregoing, each Party agrees to deliver such other documents and instruments as may be reasonably required to consummate the transactions contemplated by this Agreement and to comply with the terms hereof.

2.            Representations and Warranties.

(a)            Representations and Warranties of the Member. The Member hereby represents and warrants to the Company, all of which representations and warranties are true, complete and correct in all respects as of the date hereof and shall so remain at the Closing, as follows:

(i)            Authorization; No Restrictions, Consents or Approvals. The Member has the right, power, legal capacity and authority to enter into and perform the Member’s obligations under this Agreement; and no approvals or consents are necessary in connection therewith, including but not limited to any such approval or consent by the BSX, with the sole exception of the Consents. All of the BSX Shares are owned free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description.

(ii)            Transfer of BSX Shares. The BSX Shares will, at the Closing, be validly transferred to the Company free and clear of any encumbrances and from all taxes, liens and charges with respect to the transfer thereof and such BSX Shares shall be fully paid and non-assessable with the holder being entitled to all rights accorded to such securities in accordance with the terms and conditions of the Memorandum of Association of the BSX, the Bye-Laws of the BSX and The Bermuda Stock Exchange Company Act, 1992, in each case as amended. Notwithstanding the foregoing, the parties acknowledge and agree that any stamp tax due and payable in connection with the transactions described in this Agreement levied by applicable taxing authorities in Bermuda shall be paid by the Company.

(b)            Representations and Warranties of the Company. The Company represents and warrants to the Member, all of which representations and warranties are true, complete and correct in all respects as of the date hereof and shall so remain at the Closing, as follows:

(i)            Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation.

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(ii)            Authorization; No Restrictions, Consents or Approvals. The Company has full power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated herein (including the Purchase) do not and will not on the Closing: (A) conflict with or violate any of the terms of the formation or governance documents of the Company, in each case as amended and in effect as of the Closing, or any applicable law relating to the Company; (B) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any material agreement, obligation or instrument by which the Company is bound or to which any property of the Company is subject, or constitute a default thereunder, other than those material agreements, obligations or instruments for which the Company has obtained consent for the transactions contemplated under this Agreement; (C) result in the creation or imposition of any lien on any of the assets of the Company; (D) constitute an event permitting termination of any material agreement or instrument to which the Company is a party or by which any property or asset of the Company is bound or affected, pursuant to the terms of such agreement or instrument, other than those material agreements or instruments for which the Company has obtained consent for the transactions contemplated under this Agreement; or (E) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which the Company is a party or by which the Company may be bound, or result in the violation by the Company of any laws to which the Company may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental authority or any other person is necessary or required in connection with the execution and delivery by the Company of this Agreement or the performance by the Company of its obligations hereunder.

(iii)            Investment Representations.

(A)            The Company understands that the BSX Shares have not been registered under the Securities Act or any other applicable securities laws of the United States or Bermuda.

(B)            The Company has received all the information it considers necessary or appropriate for deciding whether to acquire the BSX Shares. The Company understands the risks involved in an investment in the BSX Shares. The Company further represents that it, through its authorized representatives, has had an opportunity to ask questions and receive answers from the Member and the BSX regarding the terms and conditions of the purchase of the BSX Shares and the business, properties, prospects, and financial condition of the BSX and to obtain such additional information (to the extent the Member possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Company or to which the Company has been granted access.

(C)            The Company is acquiring the BSX Shares for its own account for investment only and not with a view towards their resale or “distribution” (within the meaning of the Securities Act) of any part of the BSX Shares outside its own parent or subsidiary entities.

(D)            The Company understands that the BSX Shares may not be offered, sold or otherwise transferred except in compliance with the Bermuda Companies Act 1981, Exchange Control Act 1972, Exchange Control Regulations 1973, The Bermuda Stock Exchange Act 1992, each as amended, the Bye-Laws of the BSX or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement.

(iv)            No Reliance. The Company has not relied on and is not relying on any representations, warranties or other assurances regarding the Member or the BSX other than the representations and warranties expressly set forth in this Agreement.

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3.            Conditions to Closing.

(a)            Conditions to the Member’s Obligations. The obligations of the Member under this Agreement, (including, without limitation, the obligation to transfer the BSX Shares in exchange for the Cash Payment) shall be subject to satisfaction of the following conditions, unless waived by the Member: (i)  the Company shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of the Company herein shall have been true and correct in all respects when made, shall have continued to have been true and correct in all respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; and (iii) the Company shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the organizational or governance documents of the Company, in each case as amended and in effect as at the date hereof.

(b)            Conditions to the Company’s Obligations. The obligations of the Company under this Agreement, shall be subject to satisfaction of the following conditions, unless waived by the Company: (i) the Member shall have performed in all respects all agreements, and satisfied in all respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing; (ii) all of the representations and warranties of the Member herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the Closing as though made on, as of, and with reference to such Closing; (iii) the Member shall have executed and delivered to the Company all documents necessary to transfer the BSX Shares to the Company, as contemplated by this Agreement (including those documents described in Section 1(c)); and (iv) the Member shall have obtained or made, as applicable, all consents, authorizations and approvals from, and all declarations, filings and registrations required to consummate the transactions contemplated by this Agreement, including all items required under the governance documents and laws applicable to the BSX including but not limited to the approval of the Bermuda Monetary Authority.

4.            Survival of Representations and Warranties. All agreements, covenants, representations and warranties made by the Company or by the Member herein shall survive the execution and delivery of this Agreement for a period of two (2) years following the Closing.

5.            Miscellaneous.

(a)            Confidentiality.

(i)            Each of the Parties agrees to keep strictly confidential any and all information concerning the other Party received in connection with this Agreement and the transactions contemplated hereby, including the existence of this Agreement and the transaction described herein, except for disclosures, as necessary, made by the Parties to their respective legal and financial advisors or auditors, each of whom shall be notified by the relevant Party of this confidentiality covenant and for whom the Party shall be liable in the event of any breach of this covenant by any such individual or individuals; provided, however, that nothing herein shall prevent the Parties from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the relevant Party, (iii) as required for purposes of communications with the BMA or BSX to obtain the Consents, or (iv) which has been publicly disclosed. In the event of a mandatory disclosure as described in clause (i) and/or (ii) of the preceding sentence, the Parties shall promptly notify each other in writing of any applicable order, request or demand for such information, cooperate with each other if and to the extent that any Party elects to seek an appropriate protective order or other relief from such order, request, or demand, and disclose only the minimal amount of information ultimately required to be disclosed. A Party shall not use for its own benefit, nor permit any other person to use for such person’s benefit, any of the other Party’s non-public information including, without limitation, in connection with the purchase and/or sale of the BSX Shares pursuant to this Agreement.

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(ii)            The Company shall in no event disclose non-public information to the Member, advisors to or representatives of the Member unless prior to disclosure of such information the Company marks such information as “Non-Public Information - Confidential” and provides the Member, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Member’s advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and such person(s).

(iii)            Nothing herein shall require the Company to disclose non-public information to the Member or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any Member who purchases stock in the Company in a public offering, to money managers or to securities analysts.

(b)            Releases and Waivers of Member.  The Member hereby acknowledges and agrees that the number of BSX Shares set forth on Schedule A represents the total number of BSX Shares held by the Member as at the date of this Agreement and as of the Closing. The Member hereby releases the Company, together with all Company affiliates and each of their respective directors, officers, members, stockholders, employees, agents and representatives from all obligations, liabilities and causes of action arising before, on or after the date of this Agreement, out of or in relation to any entitlement which the Member may have with respect to any BSX Shares in excess of the number of BSX Shares owned by the Member as of the date of this Agreement. The Member hereby generally, irrevocably, unconditionally and completely waives any and all rights to receive any anti-dilution protection to which the Member may be entitled under the Memorandum of Association, Bye-Laws or other organizational documents of the BSX or under any other agreement or instrument in connection with the Purchase.

(c)            Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the country of Bermuda, regardless of the laws that might otherwise govern under principles of conflict of laws thereof. The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the country of Bermuda and any appellate courts thereof with respect to this Agreement. Each Party hereby waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding or that such suit, action or proceeding was brought in an inconvenient court or forum inconveniens and agrees not to plead or claim the same with respect to this Agreement.

(d)            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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(e)      Legal Representation.      Each of the Parties hereto represents and warrants that it has carefully read this Agreement and knows the contents hereof and that it has signed this Agreement freely and voluntarily and that each Party has obtained independent counsel in reviewing this Agreement.

(f)            Severability. If any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way, and the Parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

(g)            Waiver. The waiver by either Party of a breach of or default under any provision of this Agreement shall not be effective unless evidenced in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement. Further, any failure or delay on the part of either Party to exercise or avail itself of any right or remedy that it has or may have hereunder shall not operate as a waiver of any such right or remedy or preclude other or further exercise thereof or of any other right or remedy.

(h)            Notices. Any notices required or permitted hereunder shall be given to the appropriate Party at the address specified below or at such other address as the Party may specify in writing. Such notice shall be deemed given: (i) if delivered personally, upon delivery as evidenced by delivery records; (ii) if sent by telephone facsimile, upon confirmation of receipt; (iii) if sent by certified or registered mail, postage prepaid, five (5) days after the date of mailing; or (iv) if sent by nationally recognized express courier, two (2) Business Days after date of placement with such courier.

Member:	to the address set forth on Schedule A hereto

Company:	Miami International Holdings, Inc.
7 Roszel Road
Suite 1A
Princeton, NJ 08540
Attn.: Barbara J. Comly, General Counsel
Facsimile: 609-987-2210

and

Gallagher, Briody & Butler
116 Village Blvd., Suite 310
Princeton, NJ 08540
Attn.: Jonathan M. Grischuk
Facsimile: 609-452-0090

(i)            No Third Party Beneficiaries. Nothing in this Agreement shall be construed to confer any rights or benefits upon any person other than the Parties hereto, and no other person shall have any rights or remedies hereunder.

(j)            Public Announcements. The Company will consult with the BSX and the Member before issuing, and will provide the BSX and the Member with the opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the transaction contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

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(k)            Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral and written agreements between the Parties hereto with respect to the subject matter hereof.

(l)            Counterparts. This Agreement may be executed in one or more counterparts (including fax counterparts) each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

[The remainder of this page is intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth below.

Member:	[***]

	By:	[***]
	Name:	[***]
	Title:	[***]

	Date:	9/12/20

MIH:	MIAMI INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Thomas P. Gallagher
Thomas P. Gallagher
Chairman & Chief Executive Officer

	Date:	12/20/20

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SCHEDULE A

SCHEDULE OF BSX SHARES AND CONSIDERATION

This schedule has been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained herein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of this schedule to the Securities and Exchange Commission upon request.

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SCHEDULE OF ADDITIONAL MEMBER AGREEMENTS

This schedule has been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained herein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of this schedule to the Securities and Exchange Commission upon request.

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